721 5th Ave. 45th Floor NY, NY 10022 www.aretecapitalpartners.com New York | Los Angeles | Park City EXHIBIT 10.1 CONFIDENTIAL August 15, 2023 Troika Media Group, Inc. 25 West 39th Street, 6th Floor New York, NY 10018 Attention: Randall Miles, Chairman Dear Randall: This letter confirms and sets forth the terms and conditions of the engagement between Areté Capital Partners, LLC (“Areté”) and Troika Media Group, Inc., a Nevada corporation (the “Company”) and together with its subsidiaries, affiliates, assigns and successors including the scope of the services to be performed and the basis of compensation for those services. Upon execution of this letter by each of the parties below, this letter will constitute an agreement between the Company and Areté (the “Agreement”). 1. Description of Services (a) Officers. In connection with this engagement, Areté shall make available to the company Grant Lyon to serve as the Company’s interim Chief Executive Officer (the “CEO”), and Eric Glover to serve as the Company’s interim Chief Financial Officer (the “CFO” and together with the CEO, the “Officers”) effective as of August 15, 2023 (the “Effective Date”). (b) Duties. (i) The Officers have such duties, responsibilities and authorities as are customary for an executive serving in such positions and will perform their duties in a professional and workman-like manner consistent with industry standards for professionals in similar positions and in accordance with all Company policies as may be in effect from time to time. (ii) It is anticipated that the Officers, in cooperation with the Company’s Board of Directors (the “Board”), or other applicable officers of the Company, shall perform a financial review of the Company that has been or will be provided by the Company to its creditors, including without limitation its

- 2 - New York | Los Angeles | Park City short and long-term projected cash flows and analyses of operating performance; (iii) The Officers shall assist the Board, and other Company engaged professionals in developing for the Board’s review possible business plans, operational or financial restructuring plans and strategic alternatives for maximizing the enterprise value of the Company; and (iv) The Officers shall perform such other services consistent with the duties of their respective positions as requested or directed by the Board. (v) Each of the Officers agrees to serve as an officer and/or director of subsidiaries of the Company as may be requested from time to time prior to the termination of the engagement, in each case without additional compensation. (c) The CEO shall work with the Board and other officers of the Company as directed by the Board and, at the request of the Board, will make recommendations to and consult with the Board on all matters regarding the Company and its affiliates. The CFO shall report to both the CEO and the Audit Committee of the Board (the “Audit Committee”) and work with the CEO, the Board, the Audit Committee and other officers of the Company on all financial and accounting matters relating to the Company and will make recommendations to and consult with the CEO and the Board. (d) The Officers are free to work on other unrelated matters; provided, however, the Officers will use best efforts to coordinate so such unrelated matters will not unduly interfere with the services rendered pursuant to this Agreement. (e) Areté shall have no liability to the Company for any acts or omissions of the Officers related to the performance or non-performance of services by the Officers under this Agreement absent gross negligence or willful misconduct by the Officers. (f) Officers may utilize the services of Areté, or its affiliates, employees, or an independent contractor in support of the Officers’ duties. (g) Each of the Officers understands and agrees that he is not eligible by virtue of this engagement to participate in any of the employee benefit plans or programs of the Company or any of its subsidiaries or affiliates. In the event that this arrangement is reclassified as employment by any governmental agency or court, each of the Officers further agrees that he will not seek to participate in or benefit from any of the employee benefit plans or programs of the Company or any of its affiliates as a result of such reclassification.

- 3 - New York | Los Angeles | Park City 2. Limitation of Duties. Neither Areté nor Officers make any representations, warranties, promises or guarantees of any kind to the Company with respect to what may or may not be accomplished in the future in reliance on the services provided by the Officers hereunder, including (without limitation) whether: (i) any business plan, restructuring proposal or strategic alternative may be possible and/or formulated for the Company; (ii) any business plan, restructuring proposal or strategic alternative presented to the Company’s management or Board will be more successful than any other possible business plan, restructuring proposal or strategic alternative, (iii) any particular operational or financial restructuring is the best course of action for the Company, or (iv) any proposed business plan, restructuring proposal or strategic alternative that might be formulated would be accepted by any of the Company’s creditors, shareholders or other constituents. Neither Areté nor the Officers (in their capacity as such) assume any responsibility for the Company’s decision to pursue, or not pursue any business plan, restructuring proposal, or strategic alternative considered by the Company from and after the Effective Date and any final decision shall be made the Board; provided, that the Officers acknowledge and agree that they each will be serving as officers of the Company and will have fiduciary duties and duties of loyalty in connection with their service to the Company pursuant to this Agreement. 3. Compensation. (a) In exchange for the Officers’ services provided hereunder, Areté will receive weekly fees of $10,000 for Grant Lyon, $25,000 for Eric Glover, and $15,000 for an additional staff person, for a total of $50,000 per week (the “Weekly Fee”), payable in advance on the first business day of each week. In the event a permanent Chief Financial Officer is hired and the Board requests Mr. Glover’s services in connection with the transition, Areté will agree to make Mr. Glover available for such transition services for a reduced weekly fee to be mutually agreed by the parties hereto, acting reasonably and in good faith. All Weekly Fees shall be deemed earned upon the issuance of the invoice for the upcoming week and not subject to pro-ration other than for termination for cause. (b) If during the term of this engagement, the Company files for chapter 11 bankruptcy filing or implements an out-of-court restructuring, the Weekly Fee shall increase by $20,000 per week, which shall be prorated in the week such notice is given to the Company. (c) Areté will be reimbursed on a monthly basis (or more frequently at Areté’s sole discretion) for the reasonable out-of-pocket expenses incurred in connection with this assignment, such as reasonable travel, lodging, duplicating, messenger and telephone charges and will submitted and be paid in accordance with the Company’s expense reimbursement policy.

- 4 - New York | Los Angeles | Park City (d) The Company shall promptly remit to Areté a retainer in the amount of $50,000, which shall be credited against any amounts due at the termination of this engagement and any amounts not credited against any amounts due upon termination of the engagement shall, promptly following the termination, be returned to the Company. (e) By signing below, each of the Officers acknowledges and agrees that he is a member of Areté and will be paid sufficient compensation by Areté for the performance of the services hereunder on behalf of Areté and that neither Officer shall have any claim for compensation or other payments from the Company or any of its subsidiaries or affiliates in respect of the services performed pursuant to this Agreement. Areté shall be solely responsible for the withholding of any taxes payable to the Officers and shall indemnify and hold the Company harmless for any penalties or other losses incurred for not withholding taxes from the amounts payable pursuant to this Agreement. 4. Termination. (a) This Agreement will commence on the Effective Date and may be terminated with immediate effect by either party with or without Cause (as defined below) by written notice to the other party. Upon termination of the Agreement, any fees and expenses due to Areté shall be promptly paid by the Company (including fees and expenses that accrued prior to but are invoiced subsequent to such termination). (b) If the Company terminates this Agreement without “Cause” or if Areté terminates this Agreement for “Good Reason” prior to the date which is three months from the Effective Date, Areté shall also be entitled to an amount equal to $200,000, less any amounts previously received pursuant to this Agreement. “Cause” shall mean gross negligence, willful material uncured default or fraud by Areté or the Officers; and “Good Reason” shall mean the Company’s gross negligence, willful material uncured default or fraud by the Company after written notice and a reasonable (not less than 10 day) opportunity to cure. (c) The provisions of this Agreement that give the parties rights or obligations beyond its termination shall survive and continue to bind the parties. 5. Conflicts. Areté is not currently aware of any relationship that would reasonably be expected to create a conflict of interest with the Company or those parties-in-interest of which you have made Areté aware. As the Company is aware, Mr. Grant Lyon has been serving, and will continue to serve, on the Board and other sub-committees.

- 5 - New York | Los Angeles | Park City 6. Confidential Information and Invention Assignment. (a) Areté and each Officer acknowledges that, during the course of this engagement, it or he, as applicable, will have access to, and be in close contact with, confidential and proprietary information about the Company and its subsidiaries and affiliates. In recognition of the foregoing, Areté and each Officer agrees, at all times during the engagement and thereafter, to hold in confidence, and not to use (except for the benefit of the Company and its subsidiaries and affiliates and in connection with the performance of the services hereunder), or to disclose to any person, firm, corporation or other entity without written authorization of the Company, any Confidential Information that it or he obtains or creates. Areté and each Officer understands that “Confidential Information” means confidential or proprietary trade secrets, client lists, client identities and information, information regarding service providers, investment methodologies, marketing plans, sales plans, management organization information, operating policies or manuals, business plans or operations or techniques, financial records or data, or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries or affiliates, or that the Company or any of its subsidiaries or affiliates may receive belonging to clients, accounts, customers or others who do business with the Company or any of its affiliates. However, Confidential Information will not include (i) any of the foregoing items which have become publicly and widely known through no wrongful act of Areté or the Officers or of others who were under confidentiality obligations as to the item or items involved; or (ii) any information that you are required to disclose to, or by, any governmental or judicial authority; provided, however, that in such event you agree to give the Company prompt written notice thereof so that the Company or any of its subsidiaries or affiliates may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement will be construed to prohibit Areté or the Officers from (x) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any federal, state or local government agency, or (y) truthfully responding to or complying with a subpoena, court order, or other legal process, provided that you agree to forgo any monetary benefit from the filing of a charge or complaint with a government agency except pursuant to a whistleblower program or where your right to receive such a monetary benefit is otherwise not waivable by law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, the Officers shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; (2) is made to his attorney in relation to a lawsuit for retaliation against him for reporting a suspected violation of law; or

- 6 - New York | Los Angeles | Park City (3) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (b) Areté and each Officer agrees to promptly disclose any inventions, discoveries, information, technology, materials, concepts, improvements, innovations, suggestions, ideas, communications and reports (whether or not patentable or copyrightable) conceived, reduced to practice, made or discovered either during or arising out of or in connection with your performance of services hereunder or using materials provided by the Company or any of its subsidiaries or affiliates, including but not limited to processes, methods, software, tangible research products, formulas and techniques, improvements thereto, and know-how related thereto (collectively, “Work Product”). Any such Work Product shall be the exclusive property of the Company and neither Areté or any Officer shall have ownership rights with respect thereto. The Company shall have the sole right to make, have made, use, sell, license, publish, produce derivative works or otherwise transfer rights in such Work Product. Upon the Company’s request, and at the Company’s sole expense, Areté and the Officers shall cooperate with the Company and take all reasonable actions necessary or appropriate to obtain patent or other proprietary protection in the Company’s name with respect to any such Work Product. Areté and the Officers hereby assign to the Company the entire right, title, and interest, both in the United States and abroad, to any such Work Product, without payment other than the compensation provided for herein. Areté and each Officer also agrees to execute from time to time any assignments or other documents tendered by the Company to convey or perfect the ownership of any such Work Product in the Company. The Company will not transfer to Areté or the Officers by operation of this Agreement or the services performed hereunder any patent right, copyright or other proprietary right of the Company or any of its subsidiaries or affiliates. 7. Indemnification/Limitations on Liability. The Company shall indemnify Areté and the Officers acting as a member of the executive team (the “Indemnified Professional”) to the same extent as the most favorable indemnification it extends to its officers or directors, whether under the Company’s bylaws, its certificate of incorporation, by contract or other governing document, and no reduction or termination in any of the benefits provided under any such indemnities shall affect the benefits provided to the Indemnified Professional. The Indemnified Professional shall be covered as a director under the Company’s existing director and officers liability insurance policy. The Company shall give thirty (30) days’ prior written notice to Areté of cancellation, non-renewal, or material change in coverage, scope, or amount of such director and officers liability policy. As a condition of Areté accepting this engagement and prior to the effective date of this agreement, the Board shall resolve (i) to set aside the required liquidity to ensure a sufficient tail policy (“Tail Policy”) under the Company’s existing director and officers policy; the Tail Policy premium is prepaid prior to any bankruptcy or similar petition; is non-cancelable with the premium being fully earned, with a 6-year tenor for the Tail Policy, and (ii) obtain dedicated Side A

- 7 - New York | Los Angeles | Park City coverage (“DSA Coverage”) for the benefit its officers or directors (including the Indemnified Professional) in an amount of not less than $5,000,000 dollars (collectively the “Insurance”). The inability to obtain such Tail Policy or DSA Coverage shall constitute Good Reason under section 4 of this agreement. In addition to the foregoing, if there is a self-insured retention or similar amount (“SIR”) under the terms of applicable Insurance coverage, a the option of the Indemnified Professional: (a) a non-revocable deposit with Areté and/or some designated third party acceptable to the Indemnified Professional may be required in the amount of any SIR for the express benefit of the Indemnified Professional, and to satisfy payment of the SIR; or (b) such other arrangements as may be agreed to will be implemented in order to ensure that the Indemnified Professional receives the full indemnification benefit with respect to this Agreement. The provisions of this section are in the nature of contractual obligations and no change in applicable law or the Company’s charter, bylaws or other organizational documents or policies shall affect the Indemnified Professionals’ rights hereunder. The attached indemnity and limitation on liability provisions are incorporated herein and the termination of this agreement or the engagement shall not affect those provisions, which shall remain in full force and effect. 8. Miscellaneous. This Agreement, including, without limitation, the construction and interpretation thereof and all claims, controversies and disputes arising under or relating thereto, shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law that would defer to the laws of another jurisdiction. By signing below, the parties hereto agree that all disputes and claims of any nature that pursuant to this Agreement will be submitted solely and exclusively first to mandatory mediation and, if mediation is unsuccessful, then to binding arbitration in accordance with the then-current arbitration rules and procedures of the Judicial Arbitration Mediation Services (JAMS) to be held in the closest JAMS office to New York, New York. All information regarding the dispute or claim and mediation and arbitration proceedings, including any settlement, shall not be disclosed by Areté or any Officer or any mediator or arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. The cost of any mediation or arbitration will be borne equally Areté and the Company, except where prohibited by applicable law. This Agreement shall be binding upon Areté and the Company, their respective heirs, successors, and assignees, and any heir, successor, or assignee of a substantial portion of Areté’s or the Company’s respective businesses and/or assets. This Agreement incorporates the entire understanding of the parties with respect to the subject matter hereof and may not be amended or modified except in writing executed by the Company and Areté. Notwithstanding anything herein to the contrary, Areté may reference or list the Company’s name and/or logo and/or a general description of the services in Areté’s marketing materials, including, without limitation, on Areté’s website; provided that any such reference or list accurately reflect the nature of the relationship and not disparage or

- 8 - New York | Los Angeles | Park City defame the Company or any of its affiliates, directors, officers, employees, shareholders, lenders or other business relations. If the foregoing is acceptable to you, kindly sign the enclosed copy to acknowledge your agreement with its terms. Very truly yours, Areté Capital Partners, LLC By: /s/ Grant Lyon Grant Lyon Managing Partner Accepted and agreed: Troika Media Group, Inc. By: /s/ Randall Miles Title: Chairman Acknowledged and agreed to by the Officers: /s/ Grant Lyon Grant Lyon /s/ Eric Glover Eric Glover